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EXHIBIT 21.2
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                     METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
                               AS OF MARCH 15, 1999


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8) Pertaining to the (i) Metromedia Fiber Network, Inc. 1998 Incentive Stock Plan and (ii) Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan and employment and consulting agreements of our report dated March 4, 1999, with respect to the consolidated financial statements and schedule of Metromedia Fiber Network, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                               /s/ ERNST & YOUNG LLP

                                               ERNST & YOUNG LLP

New York, New York
March 15, 1999